UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2020

LEADER CAPITAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-221548	47-1100063
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2708-09, Metropolis Tower, 10 Metropolis Drive, Hung Hom, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3487 6378

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure.

Leader Capital Holdings Corp., a Nevada corporation (the “Company”), is offering to a limited number of qualified investors convertible promissory notes (the “Notes”) in an aggregate principal amount of up to $2,000,000 (the “Offering”). The Notes will bear interest at a rate of 6% per annum, which will be repaid on an annual basis, and will mature two years from issuance. The entire outstanding principal balance under each Note is convertible into shares of common stock of the Company at the option of the holder at a conversion price equal to (i) $1.00 per share if converted on or before the one year anniversary of the issuance date or (ii) $1.50 per share if converted at any time after the one year anniversary of the issuance date. If converted on or prior to the one year anniversary date, any shares of common stock issued will be entitled to piggyback registration rights. The minimum investment is $20,000, although the Company may, in its discretion, accept subscriptions for a lesser amount. The Company reserves the right to reject orders for the purchase of Notes in whole or in part, and if a subscription is rejected the subscriber’s funds will be returned without interest the next business day after rejection. There is no minimum amount required for an initial closing, there may be multiple closings and all proceeds from a closing will be available for immediate use by the Company. Additionally, the Company, in its sole discretion, may waive or increase the maximum amount raised in the Offering, without notice to prospective investors or subscribers in the Offering.

The Offering is being made in reliance upon an exemption from registration under the U.S. federal securities laws provided by Rule 506 of Regulation D and Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes or the underlying securities, and there shall not be any offer to sell, solicitation of an offer to buy or sale of the Notes or the underlying securities in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Notes and the underlying securities, except with respect to the piggyback registration rights, will not be and have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information contained in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEADER CAPITAL HOLDINGS CORP.

Date: February 21, 2020	By:	/s/ Lin Yi-Hsiu
Lin Yi-Hsiu
Chief Executive Officer